EXHIBIT 21

LIST OF SUBSIDIARIES

NAME OF ENTITY	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia Financial Corporation	Oregon
Lithia Rentals, Inc.	Oregon	Avis Rent-A-Car
Lithia Real Estate, Inc.	Oregon
Lithia MTLM, Inc. (owns Lithia TLM, LLC which owns the franchise rights)	Oregon	Lithia Lincoln Mercury Lithia Toyota
LGPAC, Inc. (owns Lithia Grants Pass Auto Center, LLC, which owns the franchise rights)	Oregon	Lithia Grants Pass Auto Center
Lithia DM, Inc. (owns Lithia Dodge, LLC which owns the franchise rights )	Oregon	Lithia Dodge Lithia Mazda
Saturn of Southwest Oregon, Inc.	Oregon	Saturn of Southwest Oregon
Lithia HPI, Inc.	Oregon	Lithia Honda Lithia Isuzu Lithia Suzuki Lithia Volkswagen
Lithia DE, Inc.	Oregon	Lithia Dodge of Eugene
Lithia Chrysler Plymouth Jeep Eagle, Inc.	Oregon	Lithia Chrysler Plymouth Jeep
Lithia BNM, Inc.	Oregon	Lithia Nissan Lithia BMW
Hutchins Imported Motors, Inc.	Oregon	Lithia Toyota of Springfield
Hutchins Eugene Nissan, Inc.	Oregon	Lithia Nissan of Eugene
Lithia Klamath, Inc.	Oregon	Lithia Dodge Chrysler Plymouth Jeep of Klamath Falls Lithia Toyota of Klamath Falls
Lithia Nissan of Roseburg, Inc.	Oregon	Lithia Nissan of Roseburg
Lithia of Roseburg, Inc.	Oregon	Lithia Dodge Chrysler Plymouth Jeep of Roseburg
Lithia Rose-FT, Inc.	Oregon	Lithia Ford Lincoln Mercury of Roseburg
Lithia AB, Inc.	California	Acura of Bakersfield
Lithia BB, Inc.	California	BMW of Bakersfield
Lithia CIMR, Inc.	California	Lithia Chevrolet of Redding Lithia Mazda of Redding
Lithia DC, Inc.	California	Lithia Dodge of Concord
Lithia FMF, Inc.	California	Lithia Ford of Fresno
Lithia FN, Inc.	California	Lithia Ford Lincoln Mercury of Napa
Lithia FVHC, Inc.	California	Lithia Ford of Concord

Lithia JEB, Inc.	California	Lithia Jeep of Bakersfield
Lithia JEF, Inc.	California	Lithia Jeep of Fresno Lithia Hyundai of Fresno
Lithia Lan-Hon, Inc.	California
Lithia MMF, Inc.	California	Lithia Mazda of Fresno Lithia Suzuki of Fresno
Lithia NB, Inc.	California	Lithia Nissan of Bakersfield
Lithia NF, Inc.	California	Lithia Nissan of Fresno
Lithia Nissan of Antelope Valley, Inc.	California
Lithia of Antelope Valley, Inc.	California
Lithia of Lancaster, Inc.	California
Lithia TKV, Inc.	California	Lithia Toyota of Vacaville
Lithia TR, Inc.	California	Lithia Toyota of Redding
Lithia VWC, Inc.	California	Lithia Sun Valley Volkswagen Lithia Sun Valley Isuzu
Lithia Centennial Chrysler Plymouth Jeep, Inc.	Colorado	Lithia Centennial Chrysler Plymouth Jeep
Lithia Cherry Creek Dodge, Inc.	Colorado	Lithia Cherry Creek Dodge
Lithia Colorado Chrysler Plymouth, Inc.	Colorado	Lithia Colorado Chrysler Plymouth Lithia Colorado Kia
Lithia Colorado Jeep, Inc.	Colorado	Lithia Colorado Jeep
Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.	Colorado	Lithia Colorado Springs Jeep Chrysler Plymouth
Lithia Foothills Chrysler, Inc.	Colorado	Lithia Foothills Chrysler Lithia Foothills Hyundai Lithia Foothills Suzuki
Camp Automotive, Inc.	Delaware	Camp BMW Camp Chevrolet Camp Subaru
Roundtree Isuzu, Inc. (owned by Lithia/Roundtree Holding Company, Inc. which is owned by Lithia Motors Inc.)	Idaho	Roundtree Isuzu
Roundtree Chevrolet, Inc. (owned by Lithia/Roundtree Holding Company, Inc. which is owned by Lithia Motors Inc.)	Idaho	Roundtree Chevrolet
Roundtree Lincoln-Mercury, Inc. (owned by Lithia/Roundtree Holding Company, Inc. which is owned by Lithia Motors Inc.)	Idaho	Roundtree Lincoln-Mercury
Roundtree DW, Inc. (owned by Lithia/Roundtree Holding Company, Inc. which is owned by Lithia Motors Inc.)	Idaho	Roundtree Daewoo Daewoo of Twin Falls

Lithia Ford of Boise, Inc.	Idaho	Lithia Ford of Boise
Lithia Chrysler Plymouth of Boise, Inc.	Idaho	Lithia Chrysler of Boise
Lithia SALMIR, Inc.	Nevada	Lithia Audi of Reno Lithia Volkswagen of Reno Lithia Isuzu of Reno Lithia Lincoln Mercury of Reno Lithia Suzuki of Sparks
Lithia Reno Sub-Hyun, Inc.	Nevada	Lithia Reno Hyundai Lithia Reno Subaru
Lithia VS, LLC (owned by Camp Automotive, Inc.)	Washington	Camp Volvo
Lithia Dodge of Tri-Cities, Inc.	Washington	Lithia Dodge of Tri-Cities

    All entities are owned directly by Lithia Motors, Inc. unless specifically noted to the contrary.